UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2008
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (513) 794-7100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTER INTO A MATERIAL DEFINITIVE AGREEMENT.
Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 26, 2008, the Streamline Health Solutions, Inc. Board of Directors met and elected Mr. B. Scott Boyden, Jr. as Senior Vice President Sales and Marketing. Upon his employment on June 16, 2008, the Registrant entered into an employment agreement which is attached hereto as Exhibit 10.
The following is a summary of the significant provisions of Mr. Boyden’s employment agreement. The full text of his agreement is attached hereto as Exhibit 10.
The term of the agreement is for the period starting 16 June 2008 and ending 30 June 2009 with automatic annual renewals for one additional year unless no less than 90 days’ prior written notice is given by either party not to renew the agreement. The agreement also terminates upon Mr. Boyden’s death or disability or can be terminated by the Company for good cause or by the Company without good cause at any time. Upon termination without good cause, the Company will pay Employee a lump sum amount equal to seventy percent (70%) times the Employee’s then current annual salary [to include only 70% of the then current base compensation and 70% of the higher of the incentive compensation and bonuses paid to Employee during that prior fiscal year or earned in the then current fiscal year to date] plus health and dental benefits for 1 year after the date of termination, unless the employee is covered under another health and dental plan as a result of subsequent employment. At the time of termination and such severance payment shall be paid within 90 days following the date of Employee’s termination. Upon a change in control, the one year employment term automatically is reset to begin on the date of the change in control and all outstanding stock options will fully vest upon the date of the change in control. The agreement also includes a one year non-compete provision following termination of employment. Mr. Boyden’s employment agreement further provides that his annual salary initially is $187,400 per year, subject to annual upward adjustments as may be determined by the Registrant’s Board of Directors or Compensation Committee. Mr. Boyden is eligible to participate in any bonus plan implemented by the Registrant’s Board of Directors or Compensation Committee and in the Registrant’s Stock Option Plan, at such levels as determined from time to time by the Board or Compensation Committee, in addition to participation in all other employee fringe benefits to the same extent and at the same level as other officers of the Registrant are then participating.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.	#	Employment Agreement among Streamline Health Solutions, Inc., Streamline Health, Inc. and B. Scott Boyden, Jr. effective June 16, 2008.
     #       Management Contracts and Compensatory Arrangements.

Signatures
     Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: June 26, 2008	By:	/s/ Paul W. Bridge, Jr.

Paul W. Bridge, Jr. Chief Financial Officer

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